United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2006

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)		89119-3720 (Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 24, 2006, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”), Deutsche Bank AG Cayman Islands Branch, as a Lender, Deutsche Bank AG New York Branch, as Administrative Agent, and Deutsche Bank Securities Inc., as Sole Arranger and Book Manager, entered into Amendment No. 2 (“Amendment No. 2”), to the Credit Agreement dated as of January 25, 2006 (“Credit Agreement”), pursuant to which the maturity date of the Credit Agreement is extended to September 30, 2006 and the Company has agreed to secure the loan by July 31, 2006.  As of July 24, 2006, the outstanding principal balance under the Credit Agreement was $80,000,000.

Management expects and believes it has the ability to refinance the principal balance due under the Credit Agreement on a long-term basis prior to maturity on September 30, 2006.  Financing options currently under consideration include, but are not limited to, (i) a senior secured bank credit facility or (ii) convertible or other debt to be issued by private placement pursuant to Rule 144A under the Securities Act of 1933.  Amendment No. 2 is included herein as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1                           Amendment No. 2, dated July 24, 2006, among Shuffle Master, Inc., Deutsche Bank AG Cayman Islands Branch, Deutsche Bank AG New York Branch and Deutsche Bank Securities, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC. (Registrant)
Date: July 27, 2006
/s/ Mark L. Yoseloff
Mark L. Yoseloff Chairman of the Board and Chief Executive Officer